                                                                     EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT
                           AND PLAN OF REORGANIZATION

                                  by and among

                         American Homestar Corporation,

                           R-Anell Custom Homes, Inc.,

                             Gold Medal Homes, Inc.,

                    Gold Medal Homes of North Carolina, Inc.

                                       and

                          the Shareholders named herein


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             STOCK PURCHASE AGREEMENT AND PLAN OF REORGANIZATION


         This Stock Purchase Agreement and Plan of Reorganization (the "Agreement"), dated as of May 26, 1998, is entered into by and among R-Anell Custom Homes, Inc., a North Carolina corporation ("R-Anell"), Gold Medal Homes, Inc., a North Carolina corporation ("GMHI"), Gold Medal Homes of North Carolina, Inc., a North Carolina corporation ("GMHNC") (R-Anell, GMHI and GMHNC are sometimes each referred to herein as a "Company," and collectively, as the "Companies"), the holders of all of the outstanding capital stock of the Companies (collectively, the "Shareholders") (the Companies and the Shareholders are sometimes referred to collectively as the "Sellers"), and American Homestar Corporation, a Texas corporation ("Purchaser" or "AHC").

                              W I T N E S S E T H :

         WHEREAS, Shareholders hold all of the issued and outstanding shares of capital stock of the Companies, which ownership interests are as set forth on
Schedule 2.1 (the "Stock"), and desire to sell, and Purchaser desires to purchase, the Stock (through a Stock sale and/or merger, as provided below). Certain terms used in this Agreement are defined in Exhibit A attached hereto.

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                       PURCHASE AND SALE OF STOCK; MERGER

         SECTION 1.1. PURCHASE AND SALE OF STOCK. Subject to and upon the terms and conditions contained herein, at the Closing: (a) Shareholders of R-Anell and GMHNC shall sell, transfer, assign, convey and deliver to Purchaser, free and clear of all adverse claims, security interests, liens, claims and encumbrances and Purchaser shall purchase, accept and acquire from Shareholders, the Stock of R-Anell and GMHNC and (b) a newly-formed subsidiary of Purchaser shall be merged with and into GMHI (the "Merger"), so that GMHI shall become a subsidiary of Purchaser, all as more specifically described below. At Purchaser's option, R-Anell and GMHNC and each of its Shareholders will join with Purchaser in making an election under Section 338(h)(10) of the Code.

         SECTION 1.2. STOCK PURCHASE PRICE.

         The total purchase price for the Stock of R-Anell and GMHNC (the "Stock Purchase Price") shall be as follows:

         (a) $10,900,000, which shall be payable in shares of the common stock of AHC (the "AHC Stock"), with the number of shares of AHC Stock being equal to $10,900,000 divided by the Issuance Price; plus




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         (b) $26,575,000 (less the amount of Net Debt (as may be adjusted pursuant to Section 5.2 below) of the Companies as of the Closing) (the "Cash Consideration") an estimated amount of which shall be payable in cash at the Closing. The Net Debt of the Companies shall be calculated as set forth on
Schedule 1.2(b). The Sellers will deliver a calculation of the estimated Net Debt (the "Net Debt Calculation") at least thirty (30) days prior to Closing for purposes of calculating the cash to be paid at Closing. AHC shall then be entitled to have its own independent auditors review the work papers, books and records used by the Sellers and/or their auditors in the Net Debt Calculation. If AHC objects to the Net Debt Calculation, it shall give written notice of such objection to the Sellers within 15 days after its receipt thereof. AHC shall, in such notice, specify in reasonable detail the basis and reason for such objection and the amount to which AHC objects. If AHC does not object to the Net Debt Calculation within such time period, the Net Debt Calculation shall be final and binding upon the Sellers and AHC. If AHC does object to the Net Debt Calculation within such time period, and the parties are unable to resolve such objection within 10 days after written notice of AHC's objection, then the Net Debt Calculation shall be submitted to a mutually agreed upon office of a nationally recognized independent certified public accounting firm, to be jointly selected by Sellers and AHC, which shall not have served as the principal outside auditor for either party during the preceding three years (the "Third Party Accountant"). The Third Party Accountant shall be instructed to use its commercially reasonable efforts to resolve such dispute within 30 days after the submission to it of the Net Debt Calculation, and, in any case, as soon as practicable after such submission. The decision of the Third Party Accountant shall be final and binding on the parties. Purchaser, on the one hand, and the Shareholders, on the other hand, shall bear all costs and expense incurred by it or them (including legal and accounting fees) in connection with such dispute resolution; provided, however, that the fees and expenses of the Third Party Accountant shall be shared equally by the Shareholders and AHC. Within thirty
(30) days following the Closing, Sellers will deliver a calculation of actual Net Debt as of the Closing Date, and the procedure used above shall be implemented in order to agree on the actual Net Debt as of the Closing Date. Any "true-up" shall be paid within ten (10) days following the determination of actual Net Debt as of the Closing Date.

         The amount of the Stock Purchase Price attributable to R-Anell and GMHNC is as set forth on Exhibit C. The Stock Purchase Price attributable to R-Anell and GMHNC shall be paid to its Shareholders in accordance with their proportionate interests in such Company, as set forth on Exhibit C, and the type of consideration paid to each Shareholder of R-Anell and GMHNC (AHC Stock or cash) shall be as set forth on Exhibit C. Also attached as Exhibit C is an estimated allocation of the Stock Purchase Price and the Merger Consideration among the assets of the Companies. Within thirty (30) days after the Closing, the parties shall agree upon a final allocation of the Stock Purchase Price and the Merger Consideration among the assets of the Companies.

         SECTION 1.3. ADJUSTMENT OF THE STOCK PURCHASE PRICE. The Stock Purchase Price attributable to R-Anell (the "R-Anell Stock Purchase Price") shall be subject to adjustment as follows:

         (a) The R-Anell Stock Purchase Price shall be adjusted (a "Stock Purchase Price Adjustment") if:



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                  (i)      EBIT for the First Period is greater than or equal to
                           $4 million, in which event the R-Anell Stock Purchase Price shall be increased by $10 million; or

                  (ii) EBIT for the First Period is less than $4 million, but EBIT for the Second Period is greater than $4.75 million, in which event the R-Anell Stock Purchase Price shall be increased by an amount equal to $4.00 for each $1.00 of EBIT in excess of $4.75 million; provided, however, that in no event shall such Stock Purchase Price Adjustment exceed $10 million (i.e., there will be no Stock Purchase Price Adjustment for EBIT in excess of $7.25 million).

Notwithstanding anything herein to the contrary, the Stock Purchase Price Adjustment may not exceed $10 million in the aggregate.

         (b) For purposes of this Agreement, "EBIT" shall mean earnings of all three of the Companies, before interest and taxes, calculated in accordance with the following agreements and conventions. Except as specified in this Section, EBIT shall be determined in accordance with generally accepted accounting principles, consistently applied with past periods. All earnings, revenues, expenses and other financial items of the Retail Venture (except for the Companies' receipts from sales to the Retail Venture) shall be excluded from the calculation of EBIT.

         The following costs shall be excluded from the calculation of EBIT:

                  (i)      Income taxes;

                  (ii)     Interest expense;

                  (iii) Amortization of intangibles or goodwill arising from the acquisition of the Stock under this Agreement;

                  (iv) Corporate selling and corporate general and administrative costs of AHC;

                  (v) Expenses incurred in replacement of the roof of the Denver, North Carolina facility;

                  (vi) The creation of any bad debt reserves or warranty reserves in excess of those reserves existing as of the Closing Date;

                  (vii) Any costs incurred by AHC or the Companies in connection with the resolution of any dispute under
                           Section 1.2(b) or this Section 1.3; and

                  (viii) Any accruals which are not booked consistent with past practices of the Companies, including use of the same or substantially similar assumptions.

         (c) During the First Period and the Second Period, AHC agrees that :



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                  (i)      The Companies shall be operated as separate
                           subsidiaries of AHC;

                  (ii) The Companies shall receive full credit for any enhancements provided by AHC and its affiliates, including, without limitation, retail sales to AHC retail sales centers, marketing campaigns and synergies between the Companies and AHC (including, without limitation, all group discounts to which AHC and its affiliates are entitled, discounts for insurance coverages, volume purchases, etc.);

                  (iii) AHC will include the Companies and products manufactured and sold by the Companies in corporate marketing campaigns of AHC, without charge to the Companies;

                  (iv) AHC will make available to the Companies adequate access to capital to permit the implementation of its business plan and the Retail Venture; it being understood and agreed that the acquisition by the Companies or AHC of a substantial modular home retailer and the providing of funds by AHC to grow such acquired retailer's operations will be deemed to satisfy the above requirement to make available adequate access to capital for the Retail Venture;

                  (v) The employee benefit plans of the Companies will not be changed or amended without the prior written consent of Sellers; and

                  (vi) Except as described in the preceding subparagraphs of this Section and in Section 10.2 of this Agreement, AHC (a) shall operate the businesses formerly operated by the Companies in substantially the same manner as they were operated prior to the Closing, and, if AHC does make any changes from such method of operations, AHC shall agree in advance with the Shareholders on the methodology for allocating the financial impact of such changes, and (b) shall not undertake any fundamental changes that would have a material negative impact on EBIT.

         (d) Within thirty (30) days after the end of the First Period and, if the EBIT for the First Period is not at least $4 million, the Second Period, Shareholders will deliver to AHC a calculation of EBIT for such Period. Shareholders may, in their discretion and at their own expense, elect to engage Arthur Andersen or other independent auditors who are not then engaged on behalf of any AHC entities, to perform specified procedures on the calculation of the EBIT, based upon the guidelines described above. That is, the auditors shall verify that EBIT is appropriately calculated in accordance with the conventions described in this Section. After completion upon the agreed upon procedures, but in no event later than 90 days after the end of the First Period or the Second Period, as the case may be, Shareholders shall deliver to AHC a statement of EBIT for the period then ended, and, if applicable, the related agreed upon procedures report (collectively, the "EBIT Statement"). AHC shall then be entitled to have its own independent auditors review the work



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papers, books and records used by the Shareholders and/or their auditors in the preparation of each EBIT Statement. If AHC objects to any EBIT Statement, it shall give written notice of such objection to the Shareholders within 20 days after its receipt thereof. AHC shall, in such notice, specify in reasonable detail the basis and reason for such objection and the amount to which AHC objects. If AHC does not object to the EBIT Statement within such time period, the EBIT Statement shall be final and binding upon the Shareholders and AHC. If AHC does object to the EBIT Statement within such time period, and the parties are unable to resolve such objection within 10 days after written notice of AHC's objection, then the EBIT Statement shall be submitted to the Third Party Accountant. The Third Party Accountant shall be instructed to use its commercially reasonable efforts to resolve such dispute within 30 days after the submission to it of the EBIT Statement, and, in any case, as soon as practicable after such submission. The decision of the Third Party Accountant shall be final and binding on the parties. Each of the parties shall bear all costs and expense incurred by it (including legal and accounting fees) in connection with such dispute resolution; provided, however, that the fees and expenses of the Third Party Accountant shall be shared equally by Shareholders and AHC.

         (e) In the event that prior to the end of the Second Period, AHC undergoes a Change In Control and the Change In Control results in an adverse effect, or the new controlling party shall take any action that has an adverse effect, on the EBIT performance of the Companies during either one of the EBIT Periods, then the Stock Purchase Price Adjustment will be deemed to be an increase of $10 million.

         (f) Any Stock Purchase Price Adjustment under this Section 1.3 will be:
(i) paid forty percent (40%) in cash and sixty percent (60%) in promissory notes, the form of which is set forth in Exhibit B attached hereto (each, a "Note", and collectively, the "Notes"); and (ii) paid by the later of (1) sixty
(60) days following the end of the First or Second Period (as the case may be) or (2) thirty (30) days following the resolution of any dispute thereof (which dispute shall be handled as provided in subsection (d) above). Any Stock Purchase Price Adjustment payable pursuant to this Section 1.3 shall be paid to the Shareholders of R-Anell in proportion to their percentage interests set forth in Exhibit C.

         SECTION 1.4. MERGER. The Merger shall be accomplished as described in this Section 1.4. Following the execution of this Agreement, Purchaser shall form a North Carolina subsidiary to be known as GMHI Acquisition Company ("Acquisition Sub"). Acquisition Sub shall become party to this Agreement and shall agree to be bound by the terms hereof. Acquisition Sub shall be merged with and into GMHI in accordance with the following Plan of Merger (the "Plan of Merger"):

         (a) Constituent Corporations. The name of the corporation planning to merge is GMHI Acquisition Company, a North Carolina corporation (the "Merging Corporation"), and the name of the corporation into which the Merging Corporation proposes to merge and which shall survive is Gold Medal Homes, Inc. (the "Surviving Corporation"). The Merging Corporation and the Surviving Corporation are referred to collectively as the "Constituent Corporations". The Merger shall be effective at the time of the filing of Articles of Merger with the Secretary of State of North Carolina as shall be stated in the Articles of Merger (the "Effective Time").



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         (b) Effect of Merger. The Merger shall have the effects set forth in
Section 55-11-06 of the NCBCA.

         (c) Conversion of Shares.

         At the Effective Time, by virtue of the Merger and without any action on the part of the Surviving Corporation or the shareholders of the Surviving Corporation, each share of common stock of the Surviving Corporation issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent the right to receive, upon surrender of the certificate representing such shares of stock, the Merger Consideration. For purposes hereof, the "Merger Consideration" shall mean that number of shares of AHC stock equal to the quotient of (i) $2,600,000 divided by the Issuance Price over (ii) the number of shares of Common Stock of the Surviving Corporation issued and outstanding immediately prior to the Effective Time. No fractional shares of Purchaser shall be issued in connection with the Merger, and, in lieu thereof, a cash payment shall be made.

         Each share of the Merging Corporation outstanding immediately prior to the Effective Time shall be converted, by virtue of the Merger and without any action on the part of the Merging Corporation or the shareholders of the Merging Corporation, into one share of common stock of the Surviving Corporation, which one share of the Surviving Corporation common stock shall constitute all of the issued and outstanding capital stock of the Surviving Corporation and shall be owned by AHC (the sole shareholder of the Merging Corporation prior to the Effective Time).

         (d) Amendment. This Plan of Merger may be amended at any time prior to the Effective Time by agreement of the Boards of Directors of the Merging Corporation and the Surviving Corporation.

         SECTION 1.5. RESTRICTIONS ON TRANSFER. The shares of AHC Stock issued to the Shareholders at the Closing will not be registered at the time of issuance. In addition to the sales and transfer restrictions imposed by federal and state securities laws, Dennis L. Jones ("D. Jones") and Randy K. Cosby ("Cosby") hereby agree that, of the AHC Stock issued to them at the Closing, 50% will not be sold or transferred for one year following the Closing, and 50% will not be sold or transferred for two years following the Closing; provided, however, that D. Jones and Cosby may (i) pledge the shares as security or (ii) transfer the shares to their immediate family members or to trusts created by D. Jones or Cosby for estate planning purposes (in each case in (i) or (ii) above, so long as the pledgee or transferee agrees not to transfer the shares for the respective periods of time set forth above); and provided, however, that such restrictions shall end upon a Change In Control. D. Jones and Cosby hereby agree that the certificates representing the shares of AHC Stock to be issued to them hereunder will be legended accordingly.

         SECTION 1.6. FURTHER PURCHASE PRICE ADJUSTMENT. As described in the terms and conditions of the Employee Pool (described in Section 5.19 below), certain shares of GMHI issued to participants in the Employee Pool will be subject to forfeiture following issuance. In the event of a forfeiture of shares following the Closing by a participant in the Employee Pool who was an



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employee of R-Anell when he became a participant in the Employee Pool, AHC agrees to reissue the forfeited shares (or to issue new shares in an equivalent number and value) to the persons who were shareholders of R-Anell at the Closing, in proportion to their ownership interest in R-Anell as of the Closing. In the event of a forfeiture of shares following the Closing by a participant in the Employee Pool who was an employee of GMHNC when he became a participant in the Employee Pool, AHC agrees to reissue the forfeited shares (or to issue new shares in an equivalent number and value) to the persons who were shareholders of GMHNC at the Closing, in proportion to their ownership interest in GMHNC as of the Closing.

                                   ARTICLE II.
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

         Each of the Shareholders, severally and not jointly, represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

         SECTION 2.1. OWNERSHIP OF THE STOCK. Such Shareholder owns, beneficially and of record, good and marketable title to the shares of Stock set forth opposite such Shareholder's name on Schedule 2.1, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options and shareholders' agreements, except as set forth in Schedule 2.1. At the Closing, such Shareholder will convey to Purchaser or tender in exchange for the Merger Consideration good and marketable title to all of the shares of Stock set forth opposite such Shareholder's name on Schedule 2.1, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options or shareholders' agreements.

         SECTION 2.2. NO OTHER COMMITMENTS. Except as set forth on Schedule 2.2, such Shareholder is not party to or bound by, nor does such Shareholder have any knowledge of, any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of (i) any capital stock of any Company or (ii) any securities of any of the Subsidiaries (as defined below).

         SECTION 2.3. AUTHORITY AND VALIDITY. Such Shareholder has full power and authority to execute, deliver and perform this Agreement and the other agreements described herein (the "Other Shareholder Agreements") to which such Shareholder is or shall be a party, and to consummate the transactions contemplated hereby and thereby. This Agreement and the Other Shareholder Agreements have been or will be as of the Closing Date duly executed and delivered by such Shareholder, and constitute or will constitute at Closing the legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         SECTION 2.4. NO VIOLATION. Except as set forth on Schedule 2.4, neither the execution, delivery or performance of this Agreement or the Other Shareholder Agreements, nor the



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consummation of the transactions contemplated hereby or thereby, will (i)
conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, any organizational document of such Shareholder or any agreement, indenture or other instrument under which such Shareholder is bound or to which the shares of Stock owned by such Shareholder are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon the shares of Stock owned by such Shareholder, or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or public, governmental or regulatory agency or body having jurisdiction over such Shareholder.

         SECTION 2.5. COMPLIANCE WITH LAWS. There are no existing violations by such Shareholder of any federal, state or local law or regulation that could affect the property or business of the Companies. Such Shareholder is not subject to, or in default with respect to, any continuing court or administrative order, writ, injunction or decree applicable specifically to any Company or to its business, assets, operations or employees.

         SECTION 2.6. FINDER'S FEE. Such Shareholder has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby other than obligations to First Union National Bank, which shall be the sole responsibility of the Shareholders.

         SECTION 2.7. STATUS OF SHAREHOLDERS. Each Shareholder is a sophisticated investor with such knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of an investment in AHC, and is able to bear the economic risk of loss of such Shareholder's investment in AHC. Each Shareholder other than the Trusts is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act. Each Shareholder is acting on its own behalf in connection with the investigation and examination of AHC and its decision to execute these documents and consummate the transactions contemplated herein. Each Shareholder is acquiring its portion of the AHC Stock for its own account and not with a view to distribution. Each Shareholder acknowledges that the AHC Stock is not and will not be registered and may not be sold or transferred in the absence of registration under the Securities Act and applicable state securities laws, unless an exemption exists therefor (including, without limitation, Rule 144 under the Securities Act).

         SECTION 2.8. CONSENTS. Except as set forth in Schedule 2.8, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the Other Shareholder Agreements by the Shareholders.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES
                        OF THE COMPANIES AND SHAREHOLDERS

          The Companies and Shareholders jointly and severally represent and warrant that the following are true and correct as of the date hereof and will be true and correct through the Closing



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

Date as if made on that date; provided, that each Shareholder that is a Trust makes the following representations and warranties only with respect to the Company or Companies in which each such Shareholder owns Stock:

         SECTION 3.1. OWNERSHIP OF THE STOCK. The Stock constitutes all of the issued and outstanding capital stock of the Companies.

         SECTION 3.2. ORGANIZATION AND GOOD STANDING; QUALIFICATION. Each Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each Company is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, which jurisdictions are listed in
Schedule 3.2, except where the failure to be qualified or licensed would not have a material adverse effect on the business of such Company. The Companies do not have any assets, employees or offices in any state other than the states listed in Schedule 3.2.

         SECTION 3.3. CAPITALIZATION. No shares of capital stock of the Companies are held in the treasury of any Company. All of the issued and outstanding shares of capital stock of each Company are duly authorized, validly issued, fully paid and nonassessable, except as set forth on Schedule 3.3. There exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, the capital stock of any Company, except as set forth on Schedule 3.3. Except as set forth on Schedule 3.3, no Company is party to or bound by, nor does any Company or any Shareholder have any knowledge of, any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of any Company. No shares of capital stock of any Company have been issued or disposed of in violation of the preemptive rights of any of the Companies' shareholders. All accrued dividends on the capital stock of any Company, whether or not declared, have been paid in full.

         SECTION 3.4. CORPORATE RECORDS. The copies of the Articles of Incorporation and all amendments thereto and the Bylaws of each Company that have been delivered to Purchaser are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of the Companies, copies of which have been delivered to Purchaser, contain minutes of all meetings of, and consents to all actions taken without meetings by, the Boards of Directors (and any committees thereof) and the shareholders of the Companies since the formation of each Company, which minutes and consents are accurate in all material respects.

         SECTION 3.5. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by the Companies of this Agreement and the other agreements described herein to which the Companies are or shall be a party (the "Seller Agreements"), and the consummation of the transactions contemplated hereby and thereby, have been or will be duly authorized by all Director and Shareholder action required on the part of the Companies. This Agreement and the Seller Agreements have been or will be as of the Closing Date duly executed and delivered by the



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
Companies and constitute or will constitute at Closing legal, valid and binding obligations of the Companies, enforceable against the Companies in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         SECTION 3.6. SUBSIDIARIES. Schedule 3.6 sets forth the type and amount of ownership interest of any and all of the Companies, and to the best knowledge of the Companies and Shareholders of any other person, in any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity (each entity listed on Schedule 3.6 shall be deemed a "Subsidiary"). No securities of the Subsidiaries are held in the treasury of the respective Subsidiaries. The securities of each Subsidiary were duly authorized, validly issued, fully paid and nonassessable. Except as set forth on Schedule 3.6, to the best knowledge of the Shareholders and Companies, there exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, the securities of any Subsidiary. None of the securities of the Subsidiaries were issued in violation of the preemptive rights of any of the Subsidiaries' shareholders. All accrued dividends on the securities of the Subsidiaries, whether or not declared, have been paid in full. Except as set forth on Schedule 3.6, no Company is a party to or bound by, nor does any Company or any Shareholder have any knowledge of, any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, expressed or implied, relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any securities of any of the Subsidiaries. Except as set forth on Schedule 3.6, the Companies have good, valid and marketable title to those securities of the Subsidiaries described on Schedule 3.6 free and clear of all liens, claims or encumbrances of any kind except for liens for taxes not yet due and payable.

         SECTION 3.7. NO VIOLATION. Except as set forth on Schedule 3.7 hereto, neither the execution, delivery or performance of this Agreement or the Seller Agreements by the Companies nor the consummation of the transactions contemplated hereby or thereby by the Companies will (i) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of any Company or any agreement, indenture or other instrument under which any Company is bound or to which the Stock or any of the assets of any Company are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon the Stock or any of the assets of any Company, or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over any Company, the Stock or the assets of any Company.

         SECTION 3.8. CONSENTS. Except as set forth in Schedule 3.8, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the Seller Agreements by the Companies.

         SECTION 3.9. FINANCIAL STATEMENTS. The Companies have furnished to Purchaser their audited balance sheets and related audited statements of income, retained earnings and cash flows for the twelve-month period ended December 31, 1997, including the notes thereto, as well as unaudited balance sheets and related unaudited statements of income, retained earnings and cash flows for each month ended thereafter (collectively, the "Financial Statements"). Except as set forth on Schedule 3.9, the Financial Statements are in accordance with the books and records of the Companies, fairly present the financial condition and results of operations of the Companies as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis with prior periods; provided, however, that financial statements for months ended after December 31, 1997 do not contain notes or normal year-end adjustments (consistent with past practices).

         SECTION 3.10. LIABILITIES AND OBLIGATIONS. Except as set forth in
Schedule 3.10 and except for liabilities and obligations incurred in the ordinary course of business since March 31, 1998 which are of the same amount, type and nature as those set forth in the balance sheets of the Companies as of December 31, 1997, the Financial Statements reflect all liabilities of the Companies accrued, contingent or otherwise (known or unknown and asserted or unasserted), arising out of transactions effected or events occurring on or prior to the date hereof. All reserves (except warranty reserves) shown in the Financial Statements are reasonable to provide for losses thereby contemplated in accordance with generally accepted accounting principles and are consistent with past practices of the Companies. All warranty reserves are prepared in accordance with generally accepted accounting principles and are consistent with past practices of the Companies. Except as set forth in the Financial Statements and Schedule 3.10, the Companies are not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and neither the Companies nor Shareholders know of any basis for the assertion of any other claims or liabilities of any nature or in any amount.

         SECTION 3.11.  EMPLOYEE MATTERS.

         (a) CASH COMPENSATION. Schedule 3.11(a) contains a complete and accurate list of the names, titles and cash compensation, including without limitation wages, salaries, bonuses (dis cretionary and formula) and other cash compensation (the "Cash Compensation") of all salaried employees of the Companies. In addition, Schedule 3.11(a) contains a complete and accurate description of (i) all increases in Cash Compensation of each member of executive management and salaried employees during the current and immediately preceding fiscal years of the Companies and (ii) any promised increases in Cash Compensation of such persons that have not yet been effected.

         (b) COMPENSATION PLANS. Schedule 3.11(b) contains a complete and accurate list of all compensation plans, arrangements or practices (the "Compensation Plans") sponsored by any Company or to which any Company contributes on behalf of its employees, other than Employee Benefit Plans listed in Schedule 3.12(a). The Compensation Plans include without limitation plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, and stock ownership or stock options.

         (c) EMPLOYMENT AGREEMENTS. Schedule 3.11(c) contains a complete and accurate list of all employment agreements (the "Employment Agreements") to which any Company is a party with respect to its employees. The Employment Agreements include without limitation employee leasing agreements, employee services agreements and noncompetition agreements.

         (d) EMPLOYEE POLICIES AND PROCEDURES. Schedule 3.11(d) contains a complete and accurate list of all employee manuals, policies, procedures and work-related rules (the "Employee Policies and Procedures") that apply to employees of the Companies. The Companies have provided Purchaser a copy of all written Employee Policies and Procedures and a written description of all unwritten Employee Policies and Procedures.

         (e) UNWRITTEN AMENDMENTS. No unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Compensation Plans, Employment Agreements or Employee Policies and Procedures.

         (f) LABOR COMPLIANCE. Except as set forth in Schedule 3.11(f), each Company (i) has been and is in material compliance with all laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, and (ii) is not liable for any arrears of wages or penalties for failure to comply with any of the forego ing. Except as described in Schedule 3.11(f), no Company has engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age or handicap in its employment conditions or practices. Except as described in Schedule 3.11(f), there are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age or handicap discrimination charges or complaints pending or to the best knowledge of each Company and Shareholder, threatened against any Company before any federal, state or local court, board, department, commission or agency nor, to the best knowledge of each Company and Shareholder, does any basis therefor exist or (ii) existing or, to the best knowledge of each Company and Shareholder, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting any Company, nor, to the best knowledge of each Company and Shareholder, does any basis therefor exist.

         (g) UNIONS. No Company has ever been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of any Company are represented by any union, labor organization or collective bargaining unit. To the best knowledge (without inquiry) of each Company, the employees of each Company have no intention to and have not threatened to organize or join a union, labor organization or collective bargaining unit.

         (h) ALIENS. All employees of each Company have produced documents which have allowed the Companies to complete I-9 Forms establishing the identity of the employees and establishing that they are authorized to be employed in the United States.

         SECTION 3.12.  EMPLOYEE BENEFIT PLANS.

         (a) IDENTIFICATION. Schedule 3.12(a) contains a complete and accurate list of all employee benefit plans (the "Employee Benefit Plans") (within the meaning of Section 3(3) of the Employee

Retirement Income Security Act of 1974, as amended ("ERISA")) sponsored by any Company or to which any Company contributes on behalf of its employees and all Employee Benefit Plans previously sponsored or contributed to on behalf of its employees within the three years preceding the date hereof. Each Company has provided Purchaser with copies of all plan documents, deter mination letters, pending determination letter applications, trust instruments, insurance contracts, administrative services contracts, annual reports, actuarial valuations, summary plan descriptions, summaries of material modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Employee Benefit Plans. In addition, the Companies have provided Purchaser a written description of all existing practices engaged in by the Companies that constitute Employee Benefit Plans. Each of the Employee Benefit Plans can be terminated or amended at will by the Companies. No unwritten amendment exists with respect to any Employee Benefit Plan.

         (b) ADMINISTRATION. Each Employee Benefit Plan has been administered and maintained in compliance with all laws, rules and regulations. No Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency. No prohibited transactions (within the meaning of Section 4975 of the Code) have occurred with respect to any Employee Benefit Plan. No threatened or pending claims, suits or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

         (c) QUALIFICATION. Each Company is entitled to reliance upon a favorable determination letter or ruling from the Internal Revenue Service for each Employee Benefit Plan (except for the Employee Pool described in Section 5.19) intended to be qualified within the meaning of Section 401(a) of the Code and/or tax-exempt within the meaning of Section 501(a) of the Code. No proceedings exist or have been threatened that could result in the revocation of any such favorable determination letter or ruling.

         (d) FUNDING STATUS. No accumulated funding deficiency (within the meaning of Section 412 of the Code), whether waived or unwaived, exists with respect to any Employee Benefit Plan or any plan sponsored by any member of a controlled group (within the meaning of Section 412(n)(6)(B) of the Code) in which any Company is a member (a "Controlled Group"). Neither any Company nor any member of a Controlled Group has an Employee Benefit Plan subject to Title IV of ERISA. With respect to each Employee Benefit Plan described in Section 501(c)(9) of the Code, the assets of each such plan are at least equal in value to the present value of accrued benefits as of the date hereof. Neither a Company nor any member of a Controlled Group has any liability to pay excise taxes with respect to any Employee Benefit Plan under applicable provisions of the Code or ERISA.

         (e) MULTIEMPLOYER PLANS. Neither a Company nor any member of a Controlled Group is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

         (f) PBGC; RETIREES. No facts or circumstances exist that would result in the imposition of liability against Purchaser by the Pension Benefit Guaranty Corporation as a result of any act or omission by a Company or any member of a Controlled Group. No Company has any obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired from employment with a Company.

         (g) MEDICAL AND DENTAL CARE CLAIMS. Schedule 3.12(g) contains a complete and accurate list of all claims made (without identifying specific individuals) under any medical or dental care plan or commitment offered by any Company to its employees involving hospitalization, medical or dental care claims that have exceeded $10,000 per year for an individual during the time period described on such Schedule 3.12(g).

         SECTION 3.13. ABSENCE OF CERTAIN CHANGES. Except as set forth in
Schedule 3.13 or as approved in writing by Purchaser, since March 31, 1998, no Company has

         (a) suffered any material adverse change, whether or not caused by any deliberate act or omission of a Company or any Shareholder, in its condition (financial or otherwise), operations, assets, liabilities or business;

         (b) contracted for the purchase of any single capital asset having a cost in excess of $100,000 (and the Companies have not paid any capital expenditures in excess of $100,000 in the aggregate);

         (c) incurred any indebtedness for borrowed money or issued or sold any debt securities;

         (d) incurred or discharged any liabilities or obligations except in the ordinary course of business, except as permitted by Section 7.9;

         (e) paid any amount on any indebtedness prior to the due date, forgiven or canceled any debts or claims or released or waived any rights or claims;

         (f) mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its properties or assets;

         (g) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that has materially and adversely affected, or could materially and adversely affect, its business;

         (h) acquired or disposed of any assets used in the operation of the Companies, except for (i) assets acquired, consumed or disposed of in the ordinary course of business, (ii) assets acquired or disposed of in connection with the acquisition of replacement property of equivalent kind and value, or
(iii) assets that are no longer used or useful in the operations of the Companies;

         (i) written up or written down the carrying value of any of its assets;

         (j) changed the costing system or depreciation methods of accounting for its assets;

         (k)   waived any material rights or forgiven any material claims;

         (l) lost or terminated any salaried employee, customer or supplier, the loss or termination of which has materially and adversely affected, or could reasonably be expected to materially and adversely affect, its business or assets;

         (m)   increased the compensation of any director or officer;

         (n) increased the compensation of any employee except in the ordinary course of business;

         (o) made any payments to or loaned any money to any person or entity referred to in Section 3.35;

         (p) formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity;

         (q) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to change the terms and conditions of any such rights;

         (r) entered into any agreement (except for this Agreement) with any person or group, or modified or amended in any material respect the terms of any such existing agreement except in the ordinary course of business; or

         (s)   entered into, adopted or amended any Employee Benefit Plan.

         SECTION 3.14.  TITLE; LEASED ASSETS.

         (a) REAL PROPERTY. A description of all interests in real property owned by any Company (collectively, the "Real Property") is set forth in
Schedule 3.14(a). Except as set forth on Schedule 3.14(a), the Companies have good, valid and marketable title to all the Real Property, except for (i) easements that do not materially adversely affect the full use and enjoyment of the Real Property for the purposes for which it is currently used or materially detract from its value; (ii) imperfections of title and encumbrances, if any, which, in the aggregate, are not material, do not materially detract from the marketability or value of the properties subject thereto, and do not materially impair the operations of the owner thereof; and (iii) liens for taxes not yet due and payable (collectively, the "Permitted Liens").

         (b) PERSONAL PROPERTY. Except as set forth in Schedule 3.14(b) and except for liens for ad valorem taxes not yet due and payable, the Companies have good, valid and marketable title to all tangible and intangible personal property owned by them (collectively, the "Personal Property").

         (c) LEASES. A list and brief description of all leases of real and personal property to which any Company is a party, either as lessor or lessee, are set forth in Schedule 3.14(c). To the best knowledge of each Company and Shareholder, all such leases are valid and enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         (d) RIGHT TO USE ASSETS. Each Company owns, leases or otherwise possesses a right to use all assets used in the conduct of the business of such Company, which will not be impaired by the consummation of the transactions contemplated hereby, except to the extent any impairment is caused by Purchaser or Purchaser's existing contracts or commitments.

         SECTION 3.15.  COMMITMENTS.

         (a) COMMITMENTS; DEFAULTS. Except as set forth in Schedule 3.15, no Company is presently bound by or obligated under, nor are the Stock, the assets or the business of any Company bound by, whether or not in writing, any

               (i)  partnership or joint venture agreement;

               (ii)  deed of trust or other security agreement;

               (iii) guaranty or suretyship, indemnification or contribution agreement or performance bond;

               (iv) employment, consulting or compensation agreement or arrangement, including the election or retention in office of any director or officer;

               (v) labor or collective bargaining agreement;

               (vi) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

               (vii) deed or other document evidencing an interest in or contract to purchase or sell real property (except as described on Schedule 3.14(a));

               (viii) agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys;

               (ix) lease of real or personal property, whether as lessor, lessee, sublessor or sublessee (except as described on Schedule 3.14(c));

               (x) agreement between a Company and any affiliate of such Company;

               (xi) agreement relating to any material matter or transaction in which an interest is held by a person or entity that is an affiliate of a Company;

               (xii) any agreement for the acquisition of services, supplies, equipment or other personal property (excluding purchase orders for inventory items in the ordinary course of business) and involving more than $25,000 in the aggregate;

               (xiii) powers of attorney;

               (xiv) contracts containing noncompetition covenants;

               (xv) any other contract or arrangement that involves either an unperformed commitment in excess of $25,000 or that terminates more than 30 days after the date hereof (excluding purchase orders for inventory items in the ordinary course of business);

               (xvi) agreement relating to any material matter or transaction in which an interest is held by any person or entity referred to in
         Section 3.35;

               (xvii) agreement providing for the purchase from a supplier of all or substantially all of the requirements of a Company of a particular product or service; or

               (xviii) any other agreement or commitment not made in the ordinary course of business or that is material to the business or financial condition of a Company.

All of the items listed on Schedule 3.15 are hereinafter collectively referred to as the "Commitments." There are no existing defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by a Company, and no penalties have been incurred nor are amendments pending, with respect to the Commitments, except as described in Schedule 3.15. The Commitments are in full force and effect and are valid and enforceable obligations of the Companies, and to the best knowledge of each Company and Shareholder, the other parties thereto, in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, to the best knowledge of each Company and Shareholder, may be made by any party thereto, nor has any Company waived any rights thereunder, except as described in Schedule 3.15. No Company has received notice of any default with respect to any Commitment.

         (b) NO CANCELLATION OR TERMINATION OF COMMITMENT. Except as contemplated hereby, neither a Company nor any Shareholder has received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment or agreement, and neither a Company nor any Shareholder knows of any fact that would justify the exercise of such a right. Neither a Company nor any Shareholder currently contemplates, or has been notified that any other person or entity currently contemplates, any amendment or change to any Commitment. Except as listed in Schedule 3.15, none of the customers or suppliers of any Company has refused, or communicated to any Company or Shareholder that it will or may refuse, to purchase or supply goods or services, as the case may be, or has communicated to any Company or Shareholder that it will or may substantially reduce the amounts of goods or services that it is willing to purchase from, or sell to, such Company.

         SECTION 3.16. ADVERSE AGREEMENTS. No Company is a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation that materially adversely affects, or may reasonably be expected to materially adversely affect, the condition (financial or otherwise), operations, assets, liabilities or business of any Company.

         SECTION 3.17. INSURANCE. A list and brief description of all insurance policies of the Companies are set forth in Schedule 3.17. All of such policies are valid and enforceable policies, issued in amounts and against such risks and losses as is customary in the industry of the insured. Such insurance shall be outstanding and duly in force without interruption up to and including the Closing Date.

         SECTION 3.18.  PATENTS, TRADE-MARKS, SERVICE MARKS AND COPYRIGHTS.

         (a) OWNERSHIP. Each Company owns all patents, trade-marks, service marks and copyrights, if any, necessary to conduct its business as presently conducted, or possesses adequate licenses or other rights, if any, therefor, without conflict with the rights of others. Set forth in Schedule 3.18 is a true and correct description of the following (the "Proprietary Rights"): (i) all trade-marks, trade-names, service marks and other trade designations, including common law rights, registrations and applications therefor, and all patents, copyrights and applications currently owned, in whole or in part, by any Company with respect to the business of such Company, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which such Company is a party (including expiration date if applicable); and (ii) all agreements relating to technology, know-how or processes that any Company is licensed or authorized to use by others, or which it licenses or authorizes others to use.

         (b) CONFLICTING RIGHTS OF THIRD PARTIES. Each Company has the sole and exclusive right to use the Proprietary Rights without infringing or violating the rights of any third parties. Use of the Proprietary Rights does not require the consent of any other person and the Proprietary Rights are freely transferable. No claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any Proprietary Right, and neither any Company nor any Shareholder knows of any valid basis for any such claim. Each of the Proprietary Rights is valid and subsisting, has not been canceled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

         (c) CLAIMS OF OTHER PERSONS. The Companies and Shareholders have no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of any Company infringes upon or involves, or has resulted in the infringement of, any proprietary right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or, to the best knowledge of each Company and Shareholder, are threatened that challenge the rights of any Company with respect thereto. No Company has given or is bound by any agreement of indemnification for any Proprietary Right as to any property manufactured, used or sold by it.

         SECTION 3.19. TRADE SECRETS. Each Company has the right to use, free and clear of any claims or rights of others all trade secrets and proprietary information required for the marketing of all merchandise and services formerly or presently sold or marketed by such Company. No Company is using or in any way making use of any confidential information or trade secrets of any third party, including without limitation any past or present employee of any Company.

         SECTION 3.20.  TAXES.  Except as disclosed on Schedule 3.20:

                  (a) All Returns required to have been filed by the Companies have been timely filed (taking into account duly granted extensions) and are true, correct and complete in all respects. No Company is currently the beneficiary of any extension of time within which to file any Return, and no claim has ever been made by any governmental authority in a jurisdiction where the Companies do not file Returns that any Company is or may be subject to taxation by that jurisdiction, which claim has not been resolved as of the date hereof.

                  (b) All Taxes of the Companies which have become due (without regard to any extension of the time for payment and whether or not shown on any Return) have been paid. The Companies have withheld and paid over all Taxes required to have been withheld and paid over by them and have complied with all information reporting and back-up withholding requirements relating to Taxes. There are no liens with respect to Taxes on any of the assets of the Companies, other than liens for Taxes not yet due and payable that are being contested in good faith through appropriate proceedings and for which adequate reserves have been established in the Financial Statements.

                  (c) No deficiencies exist or have been asserted (verbally or in writing) with respect to Taxes of the Companies and the Companies have not received notice (verbally or in writing) that they have not filed a Return or paid any Taxes required to be filed or paid by them. No audit, examination, investigation, action, suit, claim or proceeding relating to the determination, assessment or collection of any Tax of the Companies is currently in process, pending or, to the best knowledge of the Shareholders or the Companies, threatened (verbally or in writing). No waiver or extension of any statute of limitations relating to the assessment or collection of any Tax of any Company is in effect. There are no outstanding requests for rulings with any Tax authority relating to Taxes of the Companies.

                  (d) The Company is not and has never been (i) a party to any tax sharing agreement or arrangement (formal or informal, verbal or in writing), or (ii) a member of an affiliated group of corporations (within the meaning of Internal Revenue Code Section 1504) filing a consolidated federal income Return, or any similar group under analogous provisions of other law.

                  (e) No Company is liable for the unpaid Taxes of any person other than such Company under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law, or by contract or otherwise. The Companies have delivered to Purchaser true and complete copies of all federal, state, local and foreign income Returns filed by the Companies for their three (3) most recently ended taxable years, together with all related examination reports, statements of deficiencies and closing and other agreements.

                  (f) No Company (i) has filed a consent under Internal Revenue Code Section 341(f) concerning collapsible corporations; (ii) has made any payments, obligated itself to make any payments or become a party to any agreement that under any circumstance could obligate it or any successor or assignee of it to make any payments that are not or will not be deductible under Code Section 280G, or that would be subject to excise Tax under Internal Revenue Code Section 4999; (iii) is a "foreign person" as defined in Internal Revenue Code Section 1445(f)(3); (iv) is or has been a United States real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) during the applicable period specified in Internal Revenue Code Section 897(c)(1)(A)(ii); (v) owns or has owned any interest in any "controlled foreign corporation" as defined in Internal Revenue Code Section 957 or "passive foreign investment company" as defined in Internal Revenue Code Section 1296; (vi) is or has been a party to any agreement or arrangement for which partnership Returns are required to be filed; (vii) owns any asset that is subject to a "safe harbor lease" within the meaning of Internal Revenue Code Section 168(f)(8), as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982; (viii) to the best knowledge of each Company and Shareholder, owns any "tax-exempt use property" within the meaning of Internal Revenue Code Section 168(h) or "tax exempt bond financed property" within the meaning of Internal Revenue Code Section 168(g)(5); and (ix) has agreed to and is required to make any adjustment under Internal Revenue Code Section 481(a) by reason of a change in accounting method or otherwise.

                  (g) Since December 31, 1997, each of R-Anell and GMHNC has been a validly electing S Corporation within the meaning of Internal Revenue Code Sections 1361 and 1362 and each will be an S corporation until the Closing is completed.

         SECTION 3.21. COMPLIANCE WITH LAWS. Except as set forth on Schedule 3.21(a): (i) each Company has complied with all laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports; (ii) there are no existing violations by any Company of any federal, state or local law or regulation that could affect the property or business of the Companies; and (iii) each Company possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business as now conducted, all of which are listed in Schedule 3.21(b).

         SECTION 3.22. FINDER'S FEE. No Company has incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

         SECTION 3.23. LITIGATION. Except as described on Schedule 3.23, there are no legal actions or administrative proceedings or investigations instituted, or to the best knowledge of each Company and Shareholder threatened, against or affecting, or that are likely to have a material adverse effect on, the Companies, any of the Stock, or the businesses of the Companies. No Company is (i) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to any Company or to its business, assets, operations or employees or (ii) in default with respect to any such order, writ, injunction or decree.

         SECTION 3.24. ACCURACY OF INFORMATION FURNISHED. With respect to this Agreement, the Schedules and Exhibits to this Agreement, and the other agreements contemplated by this Agreement, to the best knowledge of the Companies and Shareholders, neither any Company nor any Shareholder has made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

         SECTION 3.25. CONDITION OF FIXED ASSETS. Except as set forth on
Schedule 3.25, all of the plants, structures and equipment (the "Fixed Assets") owned by each Company are in good condition and repair for their intended use in the ordinary course of business (excepting ordinary wear and tear caused by use in the ordinary course of business) and conform in all material respects with all applicable ordinances, regulations and other laws and there are no known latent defects therein.

         SECTION 3.26. INVENTORY. Except as set forth on Schedule 3.26, all of the inventory owned by each Company (net of reserves reflected on the Financial Statements) is in good, current, standard and merchantable condition and is not obsolete or defective. Except as set forth on Schedule 3.26, each Company has presently, and at the Closing Date will have, the types and quantities of inventories appropriate, taken as a whole, to conduct its business consistently with past practices.

         SECTION 3.27. BOOKS OF ACCOUNT. The books of account of each Company have been kept accurately in the ordinary course of business, the transactions entered therein represent bona fide transactions and the revenues, expenses, assets and liabilities of each Company have been properly recorded in such books.

         SECTION 3.28. CORPORATE NAME. There are no actions, suits or proceedings pending, or to the best knowledge of any Company or Shareholders threatened, against or affecting any Company that could result in any impairment of the right of any Company to use their respective corporate names. The use of the names "R-Anell Custom Homes, Inc.," "Gold Medal Homes, Inc.," and "Gold Medal Homes of North Carolina, Inc." do not infringe the rights of any third party nor are they confusingly similar with the corporate name of any third party.

         SECTION 3.29. BACKLOG. Schedule 3.29 sets forth the backlog of the business of each Company as of May 7, 1998 and has been accurately derived from the internal records of backlog of unfilled firm orders for products manufactured or sold by each Company as of the date hereof.

         SECTION 3.30. ACCOUNTS RECEIVABLE. Schedule 3.30 sets forth the accounts receivable of each Company from sales made as of May 1, 1998 and the payments and rights to receive payments related thereto. All such accounts receivable have arisen from bona fide transactions in the ordinary course of business and are valid and enforceable claims.

         SECTION 3.31. DISTRIBUTIONS AND REPURCHASES. Since December 31, 1997, except as set forth on Schedule 3.31, no distribution, payment or dividend of any kind has been declared or paid by any Company on any of its capital stock. No repurchase of any of the capital stock of any Company has been approved or effected by any Company at any time.

         SECTION 3.32. CUSTOMERS AND SUPPLIERS. Set forth on Schedule 3.32 is:
(a) a complete and accurate list of the 5 largest customers of each Company in terms of sales for each of the last two fiscal years and the current fiscal year to the date of this Agreement, showing, with respect to each, the name, address and pricing and sales records relating to such customer; (b) a complete and accurate list of the 15 largest suppliers of each Company in terms of dollar volume of transactions for the last fiscal year and the current fiscal year to the date of this Agreement, showing, with respect to each, the name, city, state and aggregate dollar volume of purchases from such supplier; and (c) a compete and accurate list of the standard prices and any applicable discounts by customer name for each Company.

         SECTION 3.33. PRODUCT WARRANTIES. Except as set forth on Schedule 3.33, there are no pending claims against any Company on account of product warranties or with respect to the manufacture, sale or rental of defective products.
Schedule 3.33 sets forth a description of (i) the average cost incurred on account of product warranty claims for the previous three years; (ii) the methodology used to establish the warranty reserves contained in the Financial Statements; (iii) the warranty claim aging schedule as of the date of this Agreement; (iv) the average weekly claim completions as of the date of this Agreement; (v) the average weekly claim receipts as of the date of this Agreement; and (vi) any complaints by consumers filed with the State of North Carolina. The Companies have no liability under their 10-year home warranty that is not covered by insurance (excluding insurance premiums); provided, however, that such insurance claims reduce the Companies' reserves and thereby the potential earnings from such reserves.

         SECTION 3.34. BANKING RELATIONS. Set forth in Schedule 3.34 is a complete and accurate list of all arrangements that each Company has with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

         SECTION 3.35. OWNERSHIP INTERESTS OF INTERESTED PERSONS. Except as set forth in Schedule 3.35, no officer, supervisory employee, director or shareholder of any Company, or their respective spouses or children, owns directly or indirectly on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer or supplier of any Company, or any organization that has a material contract or arrangement with any Company. No Shareholder owns directly or indirectly any interests or has any investment in any corporation, business or other person (excluding, however, an aggregate equity interest or investment of less than 2% in any publicly traded-company) that is a competitor of any Company.

         SECTION 3.36. ENVIRONMENTAL MATTERS. Except as set forth in Schedule 3.36, no Company nor any assets of any Company are currently in violation of, or subject to any existing, pending or, to the best knowledge of each Company and Shareholder, threatened investigation or inquiry by any governmental authority or to any remedial obligations under, any laws or regulations pertaining to health or the environment existing on or prior to the Closing Date (hereinafter sometimes collectively called "Environmental Laws"), and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the assets and operations of each Company. To the best knowledge of each Company and Shareholders, except as set forth in Schedule 3.36, the assets of any Company have never been used in a manner that would be in violation of any of the Environmental Laws. Except as set forth in Schedule 3.36, no Company has obtained or is required to obtain, and no Company has any knowledge of any reason Purchaser will be required to obtain, any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment owned or leased by any Company by reason of any Environmental Laws. To the best knowledge of each Company and Shareholders, none of the assets owned or leased by any Company are currently on any federal or state "Superfund" list or subject to any environmentally related liens.

         SECTION 3.37. CERTAIN PAYMENTS. To the best knowledge of each Company and the Shareholders, neither any Company nor any Shareholder nor any director, officer or employee of any Company has paid or caused to be paid, directly or indirectly, in connection with the business of any Company: (i) to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment; or (ii) any contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

         SECTION 3.38. GOVERNMENT INQUIRIES. Except as set forth on Schedule 3.38, since January 1, 1995, there have been no inspection reports, questionnaires, inquiries, demands or requests for information received by any Company or any Shareholder from, or any material statement, report or other document filed by any Company with, the federal government or any federal administrative agency (including, but not limited to, the Securities and Exchange Commission, the Department of Housing and Urban Development, the Justice Department, the Internal Revenue Service, the Department of Labor, the Occupational Safety and Health Administration, the Federal Trade Commission, the National Labor Relations Board and Interstate Commerce Commission), any state securities administrator or any local or state taxing authority, with respect to an alleged violation of, or non-compliance with, any law, rule or regulation, including, without limitation, under Subpart I of the National Manufacturing Housing Code of the Department of Housing and Urban Development.

                                   ARTICLE IV.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

         SECTION 4.1. ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         SECTION 4.2. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by Purchaser of this Agreement, the Notes and the other agreements contemplated hereby to which Purchaser is or shall become a party (the "Purchaser Agreements"), and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Purchaser. The Purchaser Agreements have been or will be as of the Closing Date duly executed and delivered by Purchaser and constitute or will constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         SECTION 4.3. NO VIOLATION. Neither the execution, delivery or performance of the Purchaser Agreements nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Purchaser or any agreement, indenture or other instrument under which Purchaser is bound or to which any of the assets of Purchaser are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon the AHC Stock or any of the assets of Purchaser, or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser, the AHC Stock or the assets of Purchaser.

         SECTION 4.4. FINDER'S FEE. Except for the fees of Dain Rauscher, for which Purchaser shall be solely responsible, Purchaser has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

         SECTION 4.5. AUTHORIZATION FOR AHC STOCK. The authorized and issued capital stock of the Purchaser as of April 1,1998 are set forth on Schedule 4.5. As of April 1, 1998, no shares of stock of Purchaser are held in the treasury of the Purchaser. Except as set forth on Schedule 4.5, as of April 1, 1998, there exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or changeable for, the capital stock of the Purchaser. No shares of capital stock of the Purchaser have been issued or disposed of in violation of the preemptive rights of any of the Purchaser's shareholders. Purchaser has taken all action necessary to permit it to issue the AHC Stock and the Notes. The AHC Stock issued pursuant to this Agreement and the Notes will, when issued, be duly authorized, validly issued, fully paid and nonassessable, free and clear of any liens, claims, charges or security interests (except as created herein) and no shareholder of Purchaser will have any preemptive right of subscription or purchase in respect thereof. As of the date of this Agreement, AHC is not presently in negotiations to acquire the stock or substantially all of the assets of a manufacturing company other than the Companies.

         SECTION 4.6. SEC REPORTS. Since May 31, 1995, Purchaser has filed all forms, documents and reports with the SEC required to be filed by it pursuant to federal securities laws and the SEC rules and regulations thereunder (the "SEC Reports"), all of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. The SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein to make statements contained therein not misleading. Since the date of the last SEC Report, Purchaser has not suffered a material adverse change in its condition (financial or otherwise), operations or business.

         SECTION 4.7. FINANCIAL STATEMENTS. The consolidated balance sheets and the related statements of income, shareholders' equity and cash flow (including the related notes thereto) of Purchaser and its consolidated subsidiaries included in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein) and present fairly the consolidated financial position of Purchaser and its consolidates subsidiaries as of their respective dates, and the results of their operations and their cash flow for the periods presented therein.

         SECTION 4.8. ACCURACY OF INFORMATION FURNISHED. With respect to all information furnished to Companies and Shareholders by Purchaser hereby or in connection with the transactions contemplated hereby, Purchaser has not made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

         SECTION 4.9. CONSENTS. Except as required under the HSR Act, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of the Purchaser Agreements by Purchaser.

         SECTION 4.10. STATUS OF PURCHASER. Purchaser has the knowledge and experience necessary to evaluate an investment in the Companies, and is able to bear the economic risk of loss of its investment in the Companies. Purchaser is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act. Purchaser is acting on its own behalf in connection with the investigation and examination of the Companies and its decision to execute these documents and consummate the transactions contemplated herein. Purchaser is acquiring the Stock for its own account, and not with a view to distribution. Purchaser acknowledges that the Stock is not and will not be registered and may not be sold or transferred in the absence of registration under the Securities Act and applicable state securities laws, unless an exemption exists therefor (including, without limitation, Rule 144 under the Securities Act).

                                   ARTICLE V.
                   THE COMPANIES' AND SHAREHOLDERS' COVENANTS

          The Companies and Shareholders jointly and severally agree that between the date hereof and the Closing:

         SECTION 5.1. CONSUMMATION OF AGREEMENT. The Companies and Shareholders shall use all commercially reasonable efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

         SECTION 5.2. BUSINESS OPERATIONS. Except as provided in the next sentence or as otherwise permitted by this Agreement: (a) the Shareholders shall cause each Company to continue to conduct its business in the ordinary course, consistent with past practices, from the date of this Agreement through the Closing; (b) the Companies shall operate their businesses in the ordinary course and will not introduce any new method of management or operation; (c) the Companies and Shareholders shall use all commercially reasonable efforts to preserve the businesses of the Companies intact and to retain the present customers and suppliers so that they will be available to Purchaser after the Closing; and (d) the Companies and Shareholders shall not take any action that could adversely affect the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Companies without the prior written consent of Purchaser or take or fail to take any action that would cause or permit the representations made in Article III to be inaccurate at the time of Closing or preclude the Companies and Shareholders from making such representations and warranties at the Closing. Notwithstanding the above, the parties recognize that it will be necessary prior to the Closing for the Shareholders to withdraw funds from R-Anell and to invest those funds in GMHNC.

         In addition, prior to the Closing, the Companies will not, other than as permitted by this Agreement, without the prior written consent of AHC (a) declare, pay or make any dividends or distributions on its capital stock (except as provided in the following sentence); (b) enter into any agreement (oral or written) with its directors, officers or salaried employees; (c) increase the compensation of its directors, officers or employees, (except as provided in the following sentence); (d) make capital expenditures (or enter into commitments to make capital expenditures) in excess of $100,000 (either individually or in the aggregate) (except as provided in the following sentence); (e) issue any capital stock or grant options to purchase its capital stock; or (f) incur indebtedness or other liabilities other than in the ordinary course of business and consistent with past practices. Notwithstanding the above, between the date of this letter and the Closing, the Companies may without the prior consent of AHC:
(a) declare, pay or make any dividends or distributions on its capital stock with respect to customary tax distributions in accordance with past practice;
(b) pay bonuses to selected non-Shareholders in the discretion of D. Jones after consultation with AHC; or (c) make capital expenditures (or enter into commitments to make capital expenditures) necessary to complete the Cherryville, North Carolina plant; it being acknowledged and agreed that any payments under
(a) or (b) of this sentence will reduce the cash of the Companies as of the Closing Date and will therefore affect the Net Debt calculation provided in
Section 2.2 above.

         SECTION 5.3. ACCESS. The Companies and Shareholders shall permit Purchaser and its authorized representatives reasonable access during normal business hours to the facilities and books and records of the Companies as Purchaser and its representatives may request, and shall make such books and records available for inspection and copying. Purchaser may also, with the prior permission of D. Jones, interview selected personnel of the Companies. Purchaser will use its best efforts to avoid disruptions to the Companies' operations and business.

         SECTION 5.4. MATERIAL CHANGE. The Companies and Shareholders shall promptly inform Purchaser in writing of any material adverse change in the condition (financial or otherwise), opera tions, assets, liabilities or business of any Company. Notwithstanding the disclosure to Purchaser of any such material adverse change, the Companies and Shareholders shall not be relieved of any liability for, nor shall the providing of such information by the Companies to Purchaser be deemed a waiver by Purchaser of, the breach of any representation or warranty of any Company or any Shareholder contained in this Agreement.

         SECTION 5.5. APPROVALS OF THIRD PARTIES. The Companies and Shareholders shall use all commercially reasonable efforts to secure, as soon as practicable after the date hereof, all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby.

         SECTION 5.6. EMPLOYEE MATTERS. No Company shall without the prior written approval of Purchaser, except as required by law and except as permitted by this Agreement: (a) adopt, amend or terminate any Compensation Plan; (b) adopt, amend or terminate any Employment Agreement; (c) adopt, amend or terminate any Employee Policies and Procedures; (d) institute, settle or dismiss any employment litigation for an amount over $5,000; (e) enter into, modify, amend or terminate any agreement with any union, labor organization or collective bargaining unit; or (f) take or fail to take any action with respect to any past or present employee of a Company that could reasonably be expected to have a material adverse effect on the business of a Company.

         SECTION 5.7. EMPLOYEE BENEFIT PLANS. No Company shall without the prior written approval of Purchaser, except as required by law and except as permitted by this Agreement: (a) adopt, amend or terminate any Employee Benefit Plan; (b) take any action that would deplete the assets of any Employee Benefit Plan, other than payment of benefits in the ordinary course to participants and beneficiaries; (c) fail to pay any premium or contribution due or with respect to any Employee Benefit Plan; (d) fail to file any return or report with respect to any Employee Benefit Plan; or (e) take or fail to take any action that could adversely affect any Employee Benefit Plan.

         SECTION 5.8. CONTRACTS. Except with Purchaser's prior written consent, no Company shall waive any right or cancel any contract, debt or claim nor assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale except in the ordinary course of business.

         SECTION 5.9. CHANGES IN INVENTORY. No Company shall alter the physical contents or character of its raw materials, work-in-process or finished goods inventory or the mixture of products in its finished goods inventory so as to affect the nature of its business or result in a change in the total dollar valuation thereof.

         SECTION 5.10. CAPITAL ASSETS; PAYMENTS OF LIABILITIES. No Company shall, without the prior written approval of Purchaser (a) acquire or dispose of any capital asset having an initial cost in excess of $100,000 or (b) discharge or satisfy any lien or encumbrance or pay or perform any obligation or liability other than (i) liabilities and obligations reflected in the Financial Statements or (ii) current liabilities and obligations incurred in the ordinary course of business since March 31,

1998 and, in either case (i) or (ii) above, only as required by the express terms of the agreement or other instrument pursuant to which the liability or obligation was incurred.

         SECTION 5.11. MORTGAGES, LIENS AND GUARANTIES. Except for Permitted Liens and liens set forth on Schedule 3.14(a) or 3.14(b), no Company shall, without the prior written approval of Purchaser, enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, permit any security interest, lien, encumbrance or claim of any kind to attach to any of its assets, whether now owned or hereafter acquired, or guarantee (other than as set forth on Schedule 3.15) or otherwise become contingently liable for any obligation of another, except obligations arising by reason of endorsement for collection and other similar transactions in the ordinary course of business, or make any capital contribution or investment in any corporation (except in GMHNC), business or other person.

         SECTION 5.12. NO NEGOTIATION WITH OTHERS. Until the termination of this Agreement under Article XII below, hereto, the Shareholders will not, and the Shareholders shall not permit any Company to, without the prior written consent of Purchaser, enter into any agreement regarding, or negotiate with, solicit, encourage, or furnish information to, or participate in any discussion with, any person, entity or organization in connection with any proposal for a business combination or acquisition or purchase involving any of such persons or entities or the assets or capital stock of the Companies, and such persons and entities will immediately cease any present discussions or negotiations concerning the same (without the need to formally notify any of such persons or entities).

         SECTION 5.13. BACKLOG. The backlog of the Companies shall only be increased or decreased in the ordinary course of business.

         SECTION 5.14. HSR ACT. The Companies and Shareholders shall use all commercially reasonable efforts to file as soon as possible, and to effect early termination of all applicable waiting periods, under the HSR Act.

         SECTION 5.15. RELEASE OF LIENS. The Companies and Shareholders shall cause any and all liens, pledges, security interests and other restrictions on and impairments of the Stock, as set forth on Schedule 2.2, to be released before the Closing.

         SECTION 5.16. MODIFICATION OF 401K PLAN. The Companies and Shareholders shall cause any 401k plans of the Companies to be modified prior to the Closing Date so that only employees of the Companies are eligible to participate in such plans.

         SECTION 5.17. TERMINATION OF SHAREHOLDERS' AGREEMENT. The Companies and Shareholders agree that, effective as of the Closing, all shareholders' agreements among the Company and the Shareholders shall be deemed to be terminated and of no further force or effect.

         SECTION 5.18. IMPLEMENTATION OF STRATEGIES. Until the termination of this Agreement under Article XII below, the Companies will cooperate with AHC in order to permit AHC to implement its strategies to enhance volumes and profitability of the Companies.

         SECTION 5.19. EMPLOYEE RESTRICTED STOCK PLAN. GMHI may implement an employee restricted stock plan containing substantially the terms and provisions set forth in Exhibit I attached hereto (the "Employee Pool") pursuant to which, among other things, in exchange for the tender of their shares in the Merger, a proportionate part of the Merger Consideration shall be paid to such employee-participants.

                                   ARTICLE VI.
                              PURCHASER'S COVENANTS

         Purchaser agrees that between the date hereof and the Closing:

         SECTION 6.1. CONSUMMATION OF AGREEMENT. Purchaser shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

         SECTION 6.2. HSR ACT. Purchaser shall use its best efforts to file as soon as possible, and to effect early termination of all applicable waiting periods, under the HSR Act, including without limitation complying promptly with all requests thereunder for additional information.

         SECTION 6.3. APPROVALS OF THIRD PARTIES. Purchaser shall use all commercially reasonable efforts to secure, as soon as practicable after the date hereof, all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby.

         SECTION 6.4.  EMPLOYEE MATTERS.

         (a) CREDIT FOR TENURE. For purposes of determining the benefits to be provided by Purchaser from and after the Closing Date to each person who is employed by any of the Companies as of the Closing Date (a "Company Employee"), each Company Employee shall receive full credit for the term of his or her service with any of the Companies. Such credit shall be applied in determining all benefits to be provided by Purchaser to each Company Employee, including without limitation, those related to vacation, medical, dental, disability and life insurance, benefit plan participation, eligibility for participation in any retirement plan maintained by Purchaser and the vested interest of the Company Employee in any retirement benefit earned under such plan (but not for purposes of any benefit accrual under such plans), severance and all other benefits provided by Purchaser that are by their terms affected by tenure.

         (b) STOCK OPTIONS. At the Closing, AHC will grant stock options to certain key employees of the Companies for the purchase of AHC Stock as set forth on Schedule 6.4(b). The options will be non-qualified options granted outside Purchaser's stock option plan.

         SECTION 6.5. LISTING APPLICATION. Purchaser shall prepare and submit to the Nasdaq National Market a listing application covering the AHC Stock being issued hereunder and shall use its best effort to obtain approval for the listing of such shares upon official notice of issuance.

         SECTION 6.6. SEC COMPLIANCE. AHC will comply in a timely manner with the filing requirements under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, for so long as the Shareholders are subject to Rule 144.

                                  ARTICLE VII.
                        PURCHASER'S CONDITIONS PRECEDENT

         Except as may be waived in writing by Purchaser, the obligations of Purchaser hereunder are subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

         SECTION 7.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Companies and Shareholders contained herein shall have been true and correct in all material respects when initially made; and Purchaser shall have received a certificate of each of the Companies' Presidents, and of Shareholders, dated as of the Closing Date, to the foregoing effect; provided, however, that a breach of a representation and warranty in Section 3.36 shall not be a condition precedent to the obligations of Purchaser hereunder.

         SECTION 7.2. COVENANTS AND CONDITIONS. The Companies and Shareholders shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by the Companies and Shareholders prior to the Closing Date; and Purchaser shall have received a certificate of the President of each Company, and of Shareholders, dated as of the Closing Date, to the foregoing effect.

         SECTION 7.3. PROCEEDINGS. No investigation, action, suit or proceeding shall be pending or threatened before any court or governmental body which seeks to restrain, prohibit or otherwise challenge or interfere with the consummation of the transactions contemplated herein.

         SECTION 7.4. NO MATERIAL ADVERSE CHANGE. Purchaser shall have reasonably determined that since the execution of this Agreement the Companies are operating and there has been no material casualty loss.

         SECTION 7.5. HSR ACT. The waiting period under the HSR Act shall have expired or been terminated.

         SECTION 7.6. RESIGNATIONS OF DIRECTORS AND OFFICERS. Purchaser shall have received the resignations of the directors and officers of the Companies as requested by Purchaser.

         SECTION 7.7. TAX AFFIDAVIT. Purchaser shall have received a nonforeign affidavit, as such affidavit is referred to in Section 1445(b)(2) of the Code, of each of Shareholders signed under penalty of perjury and dated as of the Closing Date, to the effect that such Shareholder is a United States Citizen (and thus not a foreign person) and providing such Shareholder's United States taxpayer identification number.

         SECTION 7.8. EMPLOYEE POOL. The employees participating under the Employee Pool shall not exceed eighteen (18), and each of such employees shall be represented in the transactions contemplated by a Purchaser Representative (as such term is defined under Section 501 of the

Securities Act). In addition, such Purchaser Representative shall have executed and delivered in form and substance reasonably acceptable to Purchaser such documents as may be reasonably required to qualify for the Section 506 exemption under the Securities Act.

         SECTION 7.9. MERGER EFFECTIVE. The Merger shall have become effective under the NCBCA.

         SECTION 7.10. DISSENTING SHAREHOLDERS. Purchaser shall have received a certificate signed by the President of GMHI stating that no Shareholders of GMHI have filed with GMHI a demand for dissenters rights under NCBCA.

         SECTION 7.11. CLOSING DELIVERIES. Purchaser shall have received all documents, duly executed in form satisfactory to Purchaser and its counsel, referred to in Section 9.1, except for 9.1 (c).

                                  ARTICLE VIII.
              THE COMPANIES' AND SHAREHOLDERS' CONDITIONS PRECEDENT

         Except as may be waived in writing by the Companies and Shareholders, the obligations of the Companies and Shareholders hereunder are subject to fulfillment at or prior to the Closing Date of each of the following conditions:

         SECTION 8.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained herein shall be true and correct in all material respects when initially made; and the Companies and Shareholders shall have received a certificate of Purchaser's President, dated as of the Closing Date, to the foregoing effect.

         SECTION 8.2. COVENANTS AND CONDITIONS. Purchaser shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by Purchaser prior to the Closing Date; and the Companies and Shareholders shall have received a certificate of Purchaser's President, dated as of the Closing Date, to the foregoing effect.

         SECTION 8.3. PROCEEDINGS. No investigation, action, suit or proceeding shall be pending or threatened before any court or governmental body which seeks to restrain, prohibit or otherwise challenge or interfere with the consummation of the transactions contemplated herein.

         SECTION 8.4. NO MATERIAL ADVERSE CHANGE. The Companies and Shareholders shall have reasonably determined that since the execution of this Agreement AHC is operating and there has been no material casualty loss.

         SECTION 8.5. HSR ACT. The waiting period under the HSR Act shall have expired or been terminated.

         SECTION 8.6. PERSONAL GUARANTIES. The personal guarantees of the Shareholders set forth on Schedule 8.6 shall have been released or AHC shall have agreed to indemnify such Shareholders against such personal guarantees.

         SECTION 8.7. CLOSING DELIVERIES. The Companies or Shareholders, as the case may be, shall have received all documents, duly executed in form satisfactory to Companies and Shareholders and their counsel, referred to in
Section 9.2.

                                   ARTICLE IX.
                               CLOSING DELIVERIES

         SECTION 9.1. DELIVERIES OF THE COMPANIES AND SHAREHOLDERS. At the Closing, the Companies and Shareholders shall deliver to Purchaser the following, all of which shall be in form and content satisfactory to Purchaser and its counsel:

         (a) certificates representing all of the Stock, duly endorsed and in proper form for transfer to Purchaser by delivery under applicable law, or accompanied by duly executed instruments of transfer in blank;

         (b) a copy of resolutions of the Board of Directors of each Company and of the Shareholders of GMHI authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, each certified by the Secretary of such Company as being true and correct copies of the originals thereof subject to no modifications or amendments;

         (c) a certificate of the President of each Company, and of Shareholders, dated the Closing Date, as to the truth and correctness of the representations and warranties of such Company and Shareholders contained herein in all material respects on and as of the Closing Date;

         (d) a certificate of the President of each Company, and of Shareholders, dated the Closing Date (i) as to the performance of and compliance by such Company and Shareholders with all covenants contained herein in all material respects on and as of the Closing Date and (ii) certifying that all conditions precedent of such Company and Shareholders to the Closing have been satisfied;

         (e) a certificate of the Secretary of each Company certifying as to the incumbency of the directors and officers of such Company and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of such Company;

         (f) certificate, dated within five business days of the Closing Date, of the Secretary of State of North Carolina for each Company establishing that such Company is in existence, has paid all franchise taxes and otherwise is in good standing to transact business in its state of incorporation;

         (g) certificates, dated within five business days of the Closing Date, of the Secretaries of State of the states in which each Company is qualified to do business, to the effect that such Companies are qualified to do business and are in good standing as foreign corporations in each of such states;

         (h) an opinion of Womble Carlyle Sandridge & Rice PLLC, counsel to the Companies and Shareholders, dated as of the Closing, in substantially the form attached as Exhibit D;

         (i) all authorizations, consents, approvals, permits and licenses referenced in Schedules 2.8 and 3.8;

         (j) executed Employment Agreements between Purchaser and each of Rollan L. Jones, Stephen M. Purdy, D. Jones and Cosby in substantially the forms attached as Exhibits E(1), (2), (3) and (4), respectively (collectively, the "Shareholder Employment Agreements");

         (k) an executed Noncompetition Agreement between Purchaser and the Shareholders in substantially the form attached as Exhibit F (the
"Noncompetition Agreement");

         (l) an executed General Release in substantially the form attached as Exhibit G;

         (m) such other instrument or instruments of transfer as shall be necessary or appropriate, as Purchaser or its counsel shall reasonably request, to vest in Purchaser good and marketable title to the Stock, including but not limited to releases relating to any and all liens, pledges or other restrictions on and impairments of the Stock as set forth on Schedule 5.15;

         (n)   executed Articles of Merger to effectuate the Merger; and

         (o) a letter respecting tax matters in the form of Exhibit J hereto (the "Tax Letter").

         SECTION 9.2. DELIVERIES OF PURCHASER. At the Closing, Purchaser shall deliver the following to the Corporation or the appropriate party:

         (a)   the AHC Stock, as set forth in Sections 1.2(a) and 1.4;

         (b) the Cash Consideration in immediately available funds (less any amounts being disputed pursuant to Section 2.2(c) above, which amounts will be placed into a mutually agreeable escrow account until resolution of such dispute);

         (c) a copy of the resolutions of the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement, the Note and all related documents and agreements, and approving the issuance of the AHC Stock to be issued hereunder, each certified by Purchaser's Secretary as being true and correct copies of the originals thereof subject to no modifications or amendments;

         (d) a certificate of the President of Purchaser, dated the Closing Date, as to the truth and correctness of the representations and warranties of Purchaser contained herein in all material respects on and as of the Closing Date;

         (e) a certificate of the President of Purchaser, dated the Closing Date (i) as to the performance of and compliance by Purchaser with all covenants contained herein in all material respects on and as of the Closing Date and (ii) certifying that all conditions precedent of Purchaser to the Closing have been satisfied;

         (f) a certificate of the Secretary of Purchaser certifying as to the incumbency of the directors and officers of Purchaser and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of Purchaser;

         (g) a certificate, dated within five business days of the Closing Date, of the Secretary of State of Purchaser's state of incorporation, establishing that Purchaser is in existence, has paid all state taxes and otherwise is in good standing to transact business in such state;

         (h)   executed Shareholder Employment Agreements;

         (i)   an executed Noncompetition Agreement;

         (j) an opinion of Jackson Walker L.L.P., counsel to Purchaser, dated as of the Closing in the form attached as Exhibit H; and

         (k)   the Tax Letter.

                                   ARTICLE X.
                              POST CLOSING MATTERS

         SECTION 10.1. FURTHER INSTRUMENTS OF TRANSFER. Following the Closing, at the request of Purchaser, Shareholders shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to
(i) vest in Purchaser good and marketable title to the Stock and (ii) carry out more effectively the provisions of this Agreement and to establish and protect the rights created in favor of the parties hereunder or thereunder.

         SECTION 10.2. OPERATIONS OF THE COMPANIES FOLLOWING THE CLOSING. After the Closing, AHC shall allow the Companies to pursue their business strategy of developing the high-end market for manufactured and modular homes in the South Atlantic/Carolina's region of the United States; it being understood and agreed that the Companies will develop for AHC retail sales centers and AHC franchisees a product line of low to high-end manufactured homes. The product line of homes to be supplied to AHC retail sales centers and franchisees may not necessarily include all models of homes supplied to the Companies' independent retailers. It is understood that independent retailers are a vital part of the Companies' business plan and as a result, the distribution of the products sold by the Companies will be determined by consultation between D. Jones and AHC; it being agreed that if D. Jones and AHC are unable to reach agreement as to any proposed action (excluding, however, the development of the low to high-end product line described above, which is agreed to by the parties and which will be offered at competitive market pricing), then AHC may either (i) not take such action, or
(ii) take such action, provided, however that if such action will have an adverse affect on the Stock Purchase Price Adjustment, D. Jones and AHC will make an appropriate adjustment to the Stock Purchase Price Adjustment as mutually agreed to by D. Jones and AHC. AHC shall also provide reasonable support and resources, as agreed to by the parties, for a retail venture focused on the market for modular and high-end manufactured homes (the "Retail Venture"). In addition, AHC agrees to make available to employees of the Companies competitive compensation plans and stock option plans consistent with normal practices of AHC. Following the Closing, AHC shall consult with D. Jones concerning all changes in compensation or job description for all employees working for the Companies; it being agreed that if D. Jones and AHC are unable to reach agreement as to any proposed action during the First or Second Periods, then AHC may either (i) not take such action, or (ii) take such action, provided, however, that if such action will have an adverse affect on the Stock Purchase Price Adjustment, D. Jones and AHC will make an appropriate adjustment to the Stock Purchase Price Adjustment as mutually agreed to by D. Jones and AHC.

                                   ARTICLE XI.
                                    REMEDIES

         SECTION 11.1. INDEMNIFICATION BY SHAREHOLDERS. Subject to the limitation set forth in the next sentence, Shareholders jointly and severally agree to indemnify, defend and hold Purchaser and its directors, officers, agents, attorneys and affiliates (following the Closing, including the Companies) (collectively, the "Purchaser Indemnitees") harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by the Purchaser Indemnitees by reason of or resulting from:
(a) a breach of any representation, warranty or covenant of any Company or any Shareholder contained herein, in any exhibit or schedule delivered hereunder, any certificate delivered at Closing, or in any agreement executed in connection with the transactions contemplated hereby; (b) any clean-up or remediation work (and related studies, audits, investigations or testing) on, or permits required for, the properties owned or leased by the Companies which is necessary under or pursuant to Environmental Laws as in effect on the Closing Date; (c) all Taxes of the Companies or Shareholders related to taxable periods or portions thereof ending on or before the Closing; (d) the matters described in Schedule 11.1 attached hereto; (e) any claims, liabilities, costs, expenses or losses (net of insurance proceeds) resulting from the existence in 20 or more homes manufactured by the Companies prior to the Closing of a substantially similar defect that renders such homes unfit for habitation or that requires substantial and material remediation; (f) any claims, liabilities, costs, expenses or losses (excluding insurance proceeds) resulting from any remediation required under Subpart I of The National Manufactured Housing Code of the Department of Housing and Urban Development (as in effect at the date of the Closing) with respect to a group of 20 or more homes manufactured by the Companies prior to the Closing; and (g) the items listed on Schedule 3.23. Notwithstanding the foregoing, (i) the obligations of the Shareholders to indemnify the Purchaser Indemnitees for Damages arising out of any breach of any representation or warranty contained in
Article II of this Agreement shall be several, and not joint, and shall be the obligation only of the Shareholder(s) breaching such representation or warranty; and (ii) the Shareholders that are Trusts shall be obligated to indemnify the Purchaser Indemnitees only for Damages with respect to, relating to or arising from the Companies in which such Trust owns Stock as of Closing.

         Notwithstanding the above paragraphs: (i) no claims can be made for Damages under this Section 11.1 except Damages by reason of or resulting from the matters described in Schedule 11.1, until, and such claims may only be made to the extent that, the dollar amount of all Damages under this Section 11.1 exceed the aggregate of $150,000 (the "Basket"); and (ii) the aggregate liability of the Shareholders for Damages under this Section 11.1 shall not exceed (1) in the case of the representations and warranties set forth in Sections 3.1, 3.3, 3.5, 3.18 and 3.36 hereof and the matters described in items (b) and (c) above, the Shareholders' liability for Damages shall be the Purchase Price; and (2) in all other cases, the Shareholders' liability for Damages shall be $5 million. The Parties acknowledge and agree that any amounts payable as adjustments to the Purchase Price under Section 1.3 and for items listed on Schedule 11.1 shall not be applied to, or be subject to, the Basket.

         SECTION 11.2. INDEMNIFICATION BY PURCHASER. Subject to the terms and conditions of this Article, Purchaser hereby agrees to indemnify, defend and hold the Companies and Shareholders and its or their respective directors, officers, agents, attorneys and affiliates harmless from and against all Damages asserted against or incurred by any of such indemnities by reason of or resulting from a breach of any representation, warranty or covenant of Purchaser contained herein or in any exhibit, schedule or certificate delivered hereunder, or in any agreement executed in connection with the transactions contemplated hereby; provided, however, that no claims may be made for damages under this
Section 11.2 until, and such claims may only be made to the extent that, the dollar amount of all Damages under this Section 11.2 exceeds the aggregate amount of $150,000.

         SECTION 11.3. CONDITIONS OF INDEMNIFICATION. The respective obligations and liabilities of the Shareholders and Purchaser (the "indemnifying party") to the other (the "party to be indemnified") under Sections 11.1 and 11.2 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

         (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided that the party to be indemnified may participate in the defense with counsel of its own choice, the fees and expenses of which counsel shall be paid by the party to be indemnified unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense of such action or (iii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the party to be indemnified and the party to be indemnified has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party (in which case, if the party to be indemnified informs the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the party to be indemnified, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the party to be indemnified, which firm shall be designated in writing by the party to be indemnified).

         (b) In the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

         (c) Notwithstanding the foregoing, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified.

         (d) The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

         SECTION 11.4 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants contained herein shall survive the Closing and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of the Companies, Shareholders or Purchaser pursuant to this Agreement shall be deemed to have been representations and warranties by the Companies and Shareholders or Purchaser, as the case may be, and, notwithstanding any provision in this Agreement to the contrary, shall survive the Closing for a period of eighteen months, except for (i) representations and warranties with respect to any tax or tax-related matters or any ERISA matters and as contained in Sections 3.1, 3.3, 3.5, 3.18 and 3.36, which shall survive the Closing for a period of five (5) years and (ii) indemnification provisions for the violation of any Environmental Law, which shall survive the Closing and shall continue for a period of five (5) years. Any claims for Damages must be made prior to the expiration of the applicable periods set forth in this Section 11.4, and notwithstanding such Section, as to any such claim that is presented to the indemnifying party within the applicable period set forth in this Section 11.4, such obligation to indemnify shall continue to survive until such claim is finally resolved or disposed of.

         SECTION 11.5. WAIVER. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any exhibit or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

         SECTION 11.6. REMEDIES EXCLUSIVE. The remedies provided in this Article shall be exclusive of any other rights or remedies available to one party against the other, either at law or in equity, except in the case of fraud.

         SECTION 11.7. OFFSET. Any and all amounts owing or to be paid by Purchaser to Shareholders, hereunder or otherwise, shall be subject to offset against any and all Damages and reduction pro tanto by any amounts that may be owing at any time by Shareholders to Purchaser in respect of any failure or breach of any representation, warranty or covenant of the Companies or Shareholders under or in connection with this Agreement or any other agreement with Purchaser or any transaction contemplated hereby or thereby, as reasonably determined by Purchaser. If Purchaser determines that such offset is appropriate, notice shall be given to Shareholders of such determination at least 10 business days prior to the due date of the payment to be reduced. If the conditions upon which the reduction is based are cured by Shareholders prior to such due date, as determined by Purchaser, the amount of such payment shall not be so reduced.

         SECTION 11.8. COSTS, EXPENSES AND LEGAL FEES. Whether or not the transactions contemplated hereby are consummated, each party hereto will bear its own fees for counsel and accountants and other expenses relating to the transaction; except that: (a) any HSR filing fees shall be the responsibility of Purchaser as provided by applicable law; (b) Purchaser shall pay the costs and expenses of any Phase I or II environmental studies; (c) the Companies shall not bear any fees or expenses of counsel, accountants and any other professionals, or any fee as described in Section 2.6, in connection with the transactions contemplated herein; such fees and expenses being the responsibility of the Shareholders; and (d) if a court of competent jurisdiction makes a finding or judgment that a party(s) has breached this Agreement or any other agreement contemplated hereby, then such breaching party(s) agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by any other party in successfully (i) enforcing any of the terms of this Agreement against such breaching party(s) or (ii) proving that another party(s) breached any of the terms of this Agreement.

         SECTION 11.9. SPECIFIC PERFORMANCE. The Companies and Shareholders acknowledge that a refusal by any Company or any Shareholder to consummate the transactions contemplated hereby will cause irreparable harm to Purchaser, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. Therefore, Purchaser shall be entitled, in addition to, and without having to prove the inadequacy of, other remedies at law, to specific performance of this Agreement, as well as injunctive relief (without being required to post bond or other security).

                                  ARTICLE XII.
                                   TERMINATION

         SECTION 12.1.  TERMINATION.  This Agreement may be terminated:

         (a) At any time prior to the Closing by mutual agreement of all parties.

         (b) After the Drop Dead Date by Purchaser if the conditions stated in Article VII have not been satisfied by the Closing Date.

         (c) After the Drop Dead Date by the Companies if the conditions stated in Article VIII have not been satisfied by the Closing Date.

         (d) At any time prior to the Closing by the Shareholders if the closing price of the AHC Stock on the Nasdaq National Market is less than $12, which price shall be appropriately adjusted in the event of any stock dividend or any recapitalization resulting in a stock split-up, combination or exchange of shares of AHC Stock occurring after the date of this Agreement.

In the event this Agreement is terminated pursuant to subparagraph (b), (c) or
(d) above, Purchaser, the Companies and Shareholders shall each be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity. In the event of a termination of this Agreement under the provisions of this Article, a party not then in material breach of this Agreement shall stand fully released and discharged of any and all obligations under this Agreement, except for the obligation of each party to pay its own attorneys' fees under Section 11.8 above and the obligation of each party under Section 13.10.

                                  ARTICLE XIII.
                                  MISCELLANEOUS

         SECTION 13.1. AMENDMENT. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto.

         SECTION 13.2. ASSIGNMENT. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, except by Purchaser to an affiliate of Purchaser, in which event AHC shall guarantee the obligations of such assignee to the Shareholders.

         SECTION 13.3. PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

         SECTION 13.4. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; provided, however, that the Confidentiality Agreement, dated as of November 3, 1997, by and between AHC and R-Anell shall remain in full force and effect.

         SECTION 13.5. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         SECTION 13.6. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF NORTH CAROLINA.

         SECTION 13.7. CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         SECTION 13.8. GENDER AND NUMBER. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

         SECTION 13.9. REFERENCE TO AGREEMENT. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision of this Agreement, unless otherwise noted.

         SECTION 13.10. CONFIDENTIALITY; PUBLICITY AND DISCLOSURES. Each party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure (i) by press release, filing or otherwise that is required by federal securities laws or the rules of the Nasdaq National Market, (ii) to attorneys, accountants, investment bankers, advisors, or other agents of the parties assisting the parties in connection with the transactions contemplated by this Agreement, (iii) such party's directors, officers, employees and representatives involved in the transactions contemplated herein and (iv) by Purchaser in connection with obtaining financing for the transactions contemplated by this Agreement and conducting an examination of the operations and assets of the Companies. In addition, if the press release or public disclosure is required by law, all parties will have the opportunity to review and comment on the draft press release or other public disclosure, as the case may be.

         SECTION 13.11. NOTICE. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person, by overnight courier or by facsimile transmission. Such notice shall be deemed received on the date on which it is hand-delivered or received by facsimile transmission or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

               If to Purchaser:          American Homestar Corporation
                                         2221 East Lamar Blvd., Suite 790
                                         Arlington, Texas 76006
                                         Attn:  Laurence A. Dawson, Jr.
                                         Fax: (817) 695-0120

               with a copy to:           Richard F. Dahlson, Esq.
                                         Jackson Walker L.L.P.
                                         901 Main Street, Suite 6000
                                         Dallas, Texas 75202
                                         Fax: (214) 953-5822

               If to the Companies
               or Shareholders:          c/o Mr. Dennis L. Jones
                                         R-Anell Custom Homes, Inc.
                                         3549 North Highway 16
                                         Denver, North Carolina 28037
                                         Fax: (704) 483-1757

               with a copy to:           Lesley G. Powell, Esq.
                                         Womble Carlyle Sandridge & Rice, PLLC
                                         3300 One First Union Center
                                         301 South College Street
                                         Charlotte, North Carolina 28202-6025
                                         Fax: (704) 338-7857

Any party may change its address for notice by written notice given to the other parties in accordance with this Section.

         SECTION 13.12. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         EXECUTED as of the date first above written.


                                        AMERICAN HOMESTAR CORPORATION

                                        By:   /s/ Laurence A. Dawson, Jr.
                                            ----------------------------------
                                              Laurence A. Dawson, Jr.
                                              President

                                        R-ANELL CUSTOM HOMES, INC.

                                        By:   /s/ Dennis L. Jones
                                            ----------------------------------
                                              Dennis Lee Jones
                                              President


                                        GOLD MEDAL HOMES, INC.

                                        By:   /s/ Dennis L. Jones
                                            ----------------------------------
                                              Dennis Lee Jones
                                              President


                                        GOLD MEDAL HOMES OF
                                        NORTH CAROLINA, INC.

                                        By:   /s/ Dennis L. Jones
                                            ----------------------------------
                                              Dennis Lee Jones
                                              President


                                        SHAREHOLDERS:


                                        /s/ Rollan L. Jones
                                        ----------------------------------
                                        Rollan L. Jones


                                        /s/ Dennis L. Jones
                                        ----------------------------------
                                        Dennis L. Jones


                                        /s/ Stephen M. Purdy
                                        ----------------------------------
                                        Stephen M. Purdy


                                        /s/ Randy K. Cosby
                                        ----------------------------------
                                        Randy K. Cosby

                                        ROLLAN L. JONES RETAINED
                                        ANNUITY TRUST NUMBER ONE

                                        By:   /s/ Terry Leigh Barber
                                            ----------------------------------
                                              Terry Leigh Barber, Trustee

                                        By:   /s/ Dennis L. Jones
                                            ----------------------------------
                                              Dennis L. Jones, Trustee


                                        ROLLAN L. JONES RETAINED
                                        ANNUITY TRUST NUMBER TWO

                                        By:   /s/ Terry Leigh Barber
                                            ----------------------------------
                                              Terry Leigh Barber, Trustee

                                        By:   /s/ Dennis L. Jones
                                            ----------------------------------
                                              Dennis L. Jones, Trustee